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                                                                Exhibit (23)-2
                                                                (8/25/95  8-K)






                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements and Prospectuses on Form S-3 (Nos. 33-49199 and 33-51749) of Wisconsin Electric Power Company (through the incorporation thereof in Wisconsin Electric Power Company's Current Report on Form 8-K dated August 25, 1995) of our report dated January 27, 1995, appearing on page 17 in Item 8 of the Annual Report on Form 10-K of Northern States Power Company (Wisconsin) for the fiscal year ended December 31, 1994 (File No. 10-3140).





/s/ Deloitte & Touche LLP
-------------------------
    DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 25, 1995































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